SUPPLEMENT AND AMENDMENT AGREEMENT

This Supplement and Amendment Agreement (the “Agreement”), dated as of March 8, 2017, is entered into by and between Q Biomed Inc., a Nevada corporation (the “Company”), and YA II CD, Ltd. (the “Buyer”), and (i) supplements and amends a Securities Purchase Agreement entered into on November 29, 2016 between the Company and the Buyer (as amended, modified, or supplemented from time to time, the “Securities Purchase Agreement”) and (ii) amends one term of the Registration Rights Agreement entered into on November 29, 2016 between the Company and the Buyer (the “Registration Rights Agreement”).
BACKGROUND
(A)
Pursuant the Securities Purchase Agreement, the Company agreed to issue and sell to the Buyer, and the Buyer agreed to purchase from the Company, certain Convertible Debentures for an aggregate subscription amount of $4,000,000, on the terms and conditions set forth therein.

(B)	On November 29, 2016, at the First Closing, the Buyer subscribed for $1,500,000 of Convertible Debentures for a Subscription Amount of $1,500,000.
(C)
Pursuant to the Securities Purchase Agreement the Second Closing for $2,500,000 of Convertible Debentures is to take place on or about the date the Registration Statement is first declared effective by the SEC subject to the satisfaction of the closing conditions set forth therein.

(D)
The Registration Statement originally filed on December 22, 2016 (SEC File No. 333-215240) has been withdrawn in order to be updated and modified in response to comments by the SEC and the Company intends to re-file a Registration Statement on or shortly after the date hereof.

(E)
The parties now wish to enter into this Agreement in order to (i) split the Second Closing into two separate Closings, such that $1,000,000 shall be purchased on or about the date the new  Registration Statement (the “New Registration Statement”) is filed with the SEC (the “Modified Second Closing”), and $1,500,000 shall be purchased on or about the date the Registration Statement is as first declared effective by the SEC (the “Third Closing”), (ii) remove the ability of the Buyer to waive any Coverage Failure and (iii) reduce the number of shares that the Company is required to register under the Securities Act pursuant to the Registration Rights Agreement from 2,000,000 to 1,775,000.

AGREED TERMS
1.            Definitions and interpretation
1.1	Capitalized terms not otherwise defined herein shall have the meanings set forth in Securities Purchase Agreement.
1.2	The definition of the terms “Convertible Debentures” as used in Securities Purchase Agreement shall be deemed to include the Convertible Debentures, issued to the Buyer hereunder.
1.3	The definition of term “Closing Dates” as used in the Securities Purchase Agreement shall be deemed to include the Modified Second Closing Date and the Third Closing Date as defined herein.
2.            Modification to the closings
The following provisions to the Securities Purchase Agreement set out below shall be replaced in their entirety as set out below, provided that (i) the struck through language is for convenience only to indicate where language in the un-amended Securities Purchase Agreement has been deleted and shall not otherwise be part of the governing language and (ii) all double underlines are for convenience to indicate where language in the un-amended Securities Purchase Agreement has been added.
2.1            Purchase of Convertible Debentures.  Section 1(a) of the Securities Purchase Agreement shall be amended to read:
“Subject to the satisfaction of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at each Closing Convertible Debentures in the amounts corresponding with the Subscription Amount set forth opposite each Buyer’s name on the Schedule of Buyers attached as Schedule I hereto. Solely with respect to the Third Closing, in the event that the number of Conversion Shares registered for resale by the Buyer on the Registration Statement multiplied by the average volume weighted average price of the Common Stock on the Principal Market during the five (5) consecutive Trading Days immediately prior to the effective date of the Registration Statement is less than one and a half (1.5) times the sum of the aggregate face value of Convertible Debentures purchased by the Buyer at the First Closing and the Modified Second Closing which remain outstanding, and the aggregate face value of the Convertible Debentures to be issued to the Buyer at the Third Closing (such event shall be referred to as a “Coverage Failure”), then the amount of Convertible Debentures to be issued and sold at the Third Closing to such Buyer shall be reduced to the lowest amount which would not result in a Coverage Failure. For the avoidance of doubt, no adjustment shall be made to any Convertible Debentures previously issued at the First Closing or the Modified Second Closing as a result in a Coverage Failure.”
2.2            Closing Dates.  Section 1(b) of the Securities Purchase Agreement shall be amended to read:
“Each Closing of the purchase of Convertible Debentures by the Buyer shall occur at the offices Yorkville Advisors Global, LP, 1012 Springfield Avenue, Mountainside, NJ 07092. The date and time of each Closing shall be as follows: (i) the First Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “First Closing Date”), (ii) the Modified Second Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day after the date on which the New Registration Statement is first filed with the SEC, provided the conditions to the Closing are satisfied (or such other date as is mutually agreed to by the Company and the Buyer) (the “Modified Second Closing Date”), and (iii) the Third Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day after the date on which the New Registration Statement is first declared effective by the SEC, provided the conditions to the Closing set forth in Sections 6 and 7 below are satisfied (or such other date as is mutually agreed to by the Company and the Buyer) (the “Third Closing Date” and collectively referred to as the “Closing Date”).  As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.”
2.3            Modified Second Closing Condition. Section 7(m) of the Securities Purchase Agreement shall be amended to read:
“Solely with respect to the Modified Second Closing, the Company shall have filed, or certified that it will file on the Modified Second Closing Date, the New Registration Statement with the SEC materially in compliance with the rules and regulations promulgated by the SEC for filing thereof and addressing all the comments received by the SEC.
2.4            Third Closing Condition. Section 7(n) of the Securities Purchase Agreement shall be replaced in its entirety by the following language:
“Solely with respect to the Third Closing, the New Registration Statement shall be effective.”
2.5            Coverage Failure Condition. Section 7(o) shall be added to the Securities Purchase Agreement as follows:
“Solely with respect to the Third Closing, the issuance and sale of the Convertible Debentures to the Buyer shall not cause a Coverage Failure, and if the Third Closing shall cause a Coverage Failure then the amount of the Convertible Debentures to be issued and sold at the Third Closing to such Buyer shall automatically be reduced to the lowest amount of Convertible Debentures which would not result in a Coverage Failure.”
2.5            Schedule of Buyers. The Schedule of Buyers attached to the Securities Purchase Agreement shall be replaced in its entirety by the Modified Schedule of Buyers attached to this Agreement.
3.            Additional Agreements
3.1            The purchase price to be paid by the Buyer for the Convertible Debentures at the Modified Second Closing and the Third Closing shall be equal to 100% of the face value of such Convertible Debentures issued to the Buyer.  The Schedule of Buyers attached to the SPA shall be replaced by the Modified Schedule of Buyers attached hereto indicating the modifications made to the Second Closing.
3.2            The parties hereby agree that any rights that the Buyer may have had to waive a Coverage Failure shall be terminated.
3.3            The parties agree that the term “Required Registration Amount” as defined in the Registration Rights Agreement shall be reduced from 2,000,000 to 1,775,000 as if such amount were set out in the Registration Rights Agreement from the date into which it was entered.  No other terms of the Registration Rights Agreement are amended or supplemented by this Agreement.
4.            Representations and warranties
4.1	Each party to this Agreement represents and warrants to the other as of the date of this Agreement that:
(a)            it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;
(b)            it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or managers or its stockholders or members in connection therewith; and
(c)            the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.
5.            Counterparts and delivery
This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.            Governing law
This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.
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IN WITNESS WHEREOF, the Company and the Holder have caused this Supplement and Amendment Agreement to be signed by their duly authorized officers.

Q BIOMED INC.

               By:        /s/ Denis Corin
Name:   Denis Corin
Title:     Chief Executive Officer

YA II CD, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II LLC
Its: General Partner

By: /s/ David Gonzalez
Name: David Gonzalez
Title: Managing Member and General Counsel

MODIFIED SCHEDULE OF BUYERS

(a)		(b)	(c)
Buyer		Principal Amount of Convertible Debentures	Purchase Price (100% of Face Value)

YA II CD, Ltd.
1012 Springfield Avenue	First Closing:	$1,500,000	$1,500,000
Mountainside, NJ 07092	Modified Second Closing:	$1,000,000	$1,000,000
Facsimile: (201) 985-8266	Third Closing*	$1,500,000	$1,500,000
Email: Legal@yorkvilleadvisors.com
Aggregate:		$4,000,000.00	$4,000,000.00

* Subject to reduction pursuant to Section 1(a)
Legal Representative’s Address and Facsimile Number
David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Facsimile: (201) 985-8266
Email: Legal@yorkvilleadvisors.com